Exhibit 10.3

Lock-up Agreement

Ascent Partners Fund LLC

19505 Biscayne Blvd., Suite 2350
Aventura, FL 33180

As of February __, 2025

Ladies and Gentlemen:

The undersigned understands that Northview Acquisition Corp., a Delaware corporation (together with its successors and, if permitted, assigns, the “Company”) intends to enter into a Securities Purchase Agreement (as modified from time to time, the “Purchase Agreement”) dated as of the date hereof, with each purchaser (together with its successors and, if permitted, assigns, an “Investor”) identified on the signature page thereof, and Ascent Partners Fund LLC, as collateral agent for Investors, providing for the purchase (the “Transaction”) of certain senior secured convertible promissory notes (the “Notes”), and, in connection therewith, the Company also intends to enter into a registration rights agreement with the Investors (the “Registration Rights Agreement”). Capitalized terms are used as defined in the Annex hereto (which is hereby incorporated and made a part of this agreement) and other capitalized terms used but not defined in this agreement shall have the meanings ascribed to such terms in the Purchase Agreement unless otherwise indicated.

To induce the Company to enter into and consummate the Transaction, the undersigned hereby irrevocably enters into this Lock-Up Agreement (this “Agreement”) with the Investors and agrees that, during the period commencing on the date of the closing (the Business Combination Closing Date”) of the Company’s proposed business combination with Profusa, Inc., a California corporation (the “Business Combination”), and ending on the date that is the earlier of (a) six (6) months after the Business Combination Closing Date and (b) the date after the Business Combination Closing Date, that the daily VWAP of the Common Stock equals or exceeds $5.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days during any thirty (30) Trading Day period (such period, the “Lock-Up Period”), the undersigned will not do any of the following, and will not publicly disclose any intention to do any of the following: (1) offer, pledge or otherwise grant any Lien over, transfer, dispose of or otherwise Sell (or enter into any option or other Contractual Obligation to transfer, dispose of or otherwise Sell), lend, in each case directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, shares of Common Stock, or any other Common Stock Equivalents, whether now owned or hereafter acquired by the undersigned (or any Affiliate of the undersigned) or with respect to which the undersigned (or any Affiliate of the undersigned) has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other Derivative or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, in each case whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities, in cash or otherwise; or (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities in connection with:

1.	transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); provided that the transferee agrees to be bound by the terms of this agreement and signs and delivers to the Investors a lock-up agreement in the form hereof;

2.	transfers of Lock-Up Securities to a charity or educational institution;

3.	if the undersigned is a corporation, partnership, limited liability company or other business entity, (i) any transfers of Lock-Up Securities to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (ii) distributions of Lock-Up Securities to members, partners, stockholders, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned as of the date of this Agreement, provided that the transferee agrees to be bound by the terms of this agreement and signs and delivers to the Investors a lock-up agreement in the form hereof;

4.	if the undersigned is a trust, to a trustee or beneficiary of the trust provided that any such transfer shall not involve a disposition for value, (ii) such transferee agrees to be bound by the terms of this agreement and signs and delivers to the Investors a lock-up agreement in the form hereof and (iii) no filing under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period;

5.	the receipt by the undersigned from the Company of shares of Common Stock upon the vesting of restricted stock awards or stock units or upon the exercise of options to purchase shares of Common Stock issued under an equity incentive plan of the Company or an employment arrangement or the transfer or withholding of shares of Common Stock or any securities convertible into shares of Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise provided that (i) such shares are covered by this agreement and (ii) if the undersigned is required to file a report under Section 13 of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that such reduction is attributable to the “cashless” or “net exercise” of the options or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise;

6.	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such public announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period;

7.	the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that such transferee agrees to be bound by the terms of this agreement and signs and delivers to the Investors a lock-up agreement in the form hereof, and provided further that any filing under Section 13 of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law; and

8.	the transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of shares of Common Stock involving a change of control (as defined below) of the Company after the closing of the Transaction and approved by the Company’s board of directors; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this agreement. “change of control” means the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this agreement.

Further to the foregoing, the Investors agree that they will agree to amend the Lock-Up period if such amendment shall be reasonably necessary to meet the listing standards of the Principal Trading Market in connection with listing of the Common Stock on the Principal Trading Market following the Business Combination or to satisfy other regulatory requirements.

This agreement shall terminate and be void and no longer of further force and effect on the earlier of (i) the irrevocable payment in full in cash (or conversion) of all of the Notes and the related Obligations and (ii) the date of termination of the Purchase Agreement in accordance with its terms if the closing for the Transaction has not occurred before the deadline set forth therein. Notwithstanding the foregoing, this agreement is a Transaction Document and is subject to certain provisions of the Purchase Agreement, including Section 6.11 (Marshaling; Payment Set Aside) thereof which provides that if any payment of the Obligations (including by set off or enforcement) is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or is required to be refunded, repaid or otherwise restored to the Company or its Affiliates, a trustee, receiver or any other Person under any Regulation (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied, this agreement and all rights and remedies thereunder, shall be revived and continued in full force and effect as if such payment had not been made.

The undersigned understands that the Investors are relying upon this agreement in entering into the Purchase Agreement, the other Transaction Documents and the Transaction. Whether or not the Transaction actually occurs depends on a number of factors, including market conditions. Any Transaction will only be made pursuant to the Purchase Agreement.

This agreement (i) is irrevocable and shall be binding upon the undersigned’s heirs, legal representative, successors and, if permitted, assigns, (ii) has been executed in the English language, and the English text shall prevail over any translation, (iii) is for the exclusive benefit of the parties hereto and their respective successors and, if permitted, assigns, constitutes the entire agreement of such parties, superseding all prior agreements among them, with respect to the subject matter hereof except for written agreements with respect to confidentiality, (iv) may be modified, waived or assigned only by a writing signed by the parties hereto (and any attempt to assign any right, title, benefit or obligation under this agreement without such writing shall be null and void) and (v) may be executed in counterparts, which may be transmitted by fax or e-mail and which, together, shall constitute one and the same instrument. This agreement does not intend to create any agency, joint venture or other relationship between the undersigned and any Investor and that no Investor is entitled to cast any votes on the matters herein contemplated.

This agreement and all claims, disputes, Proceedings and matters related hereto or arising hereunder or arising from or relating to the relationship among any of the parties hereto or thereto, are governed by, and shall be construed, interpreted and enforced exclusively in accordance with, the laws of the State of Delaware (without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware). Any such Proceeding shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts of the United States of America for the District of Delaware sitting in Wilmington, DE; provided, that the Collateral Agent and any Purchaser may bring Proceedings in other jurisdictions to enforce any Transaction Document. Each Company Party (i) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts, (ii) irrevocably and unconditionally waives any objection, including any objection to the laying of venue, whether based on the grounds of forum non conveniens or on the fact that such jurisdiction is improper or otherwise, or any other objection that such party is not subject to the jurisdiction of such courts, that it may now or hereafter have to the bringing of any Proceeding in that jurisdiction, (iii) irrevocably and unconditionally consents to the service of process of any court referred to above in any Proceeding by the mailing of copies of the process to the parties hereto at the notice address used in this agreement and (iv) irrevocably and unconditionally agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service effected as provided in this manner will become effective ten (10) calendar days after the mailing of the process. Notwithstanding the foregoing, nothing contained in any Transaction Document shall affect the right of any Investor to serve process in any other manner permitted by applicable Regulations or commence Proceedings or otherwise proceed against any the undersigned in any other jurisdiction. The parties hereto hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of, under or in connection with, this agreement or any Transaction Document, the Transaction or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (a) certifies that no other party and no Affiliate of any of them and no attorney, agent or other representative of any of the foregoing has represented, expressly or otherwise, that any Person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this agreement, the Purchase Agreement and the other Transaction Documents by, among other things, the mutual waivers and certifications in this paragraph. The undersigned acknowledges and agrees that the foregoing waivers are a material inducement to the Investors to enter into and accept this Agreement and the Purchase Agreement and Transaction Documents. The undersigned has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. This paragraph shall not restrict a party from exercising pre-judgment remedies under applicable Regulations.

[Signature Page Follows]

The undersigned has read and agrees to be bound by the terms of this Lock-Up Agreement as of the date first written above:

Very truly yours,

(Signature)

Name:

Address:

Email:

Acknowledged and Agreed
As of the date first written above:

ASCENT PARTNERS FUND LLC,
as Investor and Collateral Agent

By:
Name:
Title:

Address for Notices:

c/o Dominion Capital LLC
256 W. 38th Street, 15th Floor
New York, NY 10018
legal@ascentpartnersllc.com

ANNEX TO LOCK-UP AGREEMENT

DEFINITIONS

“Affiliate” means each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For purpose of this definition, “control” and related words are used as such terms are used in and construed under Rule 405 under the Securities Act. Notwithstanding the foregoing, the Purchaser and its Subsidiaries, on the one hand, and the Company Parties and their Subsidiaries, on the other hand, shall not be considered “Affiliates” of each other.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, any Capital Stock into which such shares of common stock shall have been changed, and any share capital resulting from a reclassification of such common stock.

“Common Stock Equivalents” means any securities of any Company Party which would entitle the holder thereof to acquire at any time Common Stock, including whether or not presently convertible, exchangeable or exercisable, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to purchase, subscribe or otherwise receive, Common Stock.

“Derivative” means any futures or forward contract, spot transaction, purchase or option agreement, hedging arrangement, swap agreement, cap, floor or collar transaction, hedging transaction, any other derivative instrument, any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable, including the price or value of any other derivative instrument. For the purposes of this definition, “derivative instrument” means “any derivative instrument” as defined in Statement of Financial Accounting Standards No. 133 (Accounting for Derivative Instruments and Hedging Activities) of the United States Financial Accounting Standards Board, and any defined with a term similar effect in any successor statement or any supplement to, or replacement of, any such statement.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, any municipality, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any central bank stock exchange regulatory body arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Obligations” means all amounts, indebtedness, obligations, liabilities, covenants and duties of every type and description owing by the Company or any other Company Party from time to time to any Investor, the Collateral Agent or any of their Purchaser Parties under the Note or any other Transaction Document, whether direct or indirect, joint or several, absolute or contingent, due or to become due, liquidated or unliquidated, secured or unsecured, now existing or hereafter arising and however acquired (regardless of whether acquired by assignment), whether or not evidenced by any note or other instrument or for the payment of money, including, without duplication, (i) the principal amount of the Note owing by the Company or any other Company Party, (ii) all other amounts, fees, interest, liquidated damages, commissions, charges, costs, expenses, attorneys’ fees and disbursements, indemnities, reimbursement of amounts paid and other sums chargeable to any Company Party under any Transaction Document or otherwise arising under any Transaction Document and (iii) all interest on any item otherwise qualifying as “Obligation” hereunder, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

“Person” means an individual, partnership, corporation, incorporated or unincorporated association, limited liability company, limited liability partnership, joint stock company, land trust, business trust or unincorporated organization, or a government or agency, department or other subdivision thereof or other entity of any kind.

“Proceeding” against a Person means an action, suit, litigation, arbitration, investigation, complaint, dispute, contest, hearing, inquiry, inquest, audit, examination or other proceeding threatened or pending against, affecting or purporting to affect such Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or Governmental Authority.

“Regulation” means, all international, federal, state, provincial and local laws (whether civil or common law or rule of equity and whether U.S. or non- U.S.), treaties, constitutions, statutes, codes, tariffs, rules, guidelines, regulations, writs, injunctions, orders, judgments, awards, decrees, rulings, ordinances and administrative or judicial precedents or authorities, including, in each case whether or not having the force of law, the interpretation or administration thereof by any Governmental Authority, all policies, recommendations, directives, requirements, determinations, guidance and requests of any Governmental Authority and all administrative orders, directed duties and stipulations entered by or with a Governmental Authority.

“Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, conveyance, transfer, assignment or other disposition to, or any exchange of property (other than cash and cash equivalents) with, any Person of, or any other transaction permitting any Person to acquire, in one transaction or a series of transactions, any interest in, all or any part of a business or any property of any kind (other than cash and cash equivalents) including a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable. To “Sell” shall have a correlative meaning.

“Subsidiary” means of any Person, any other Person (other than natural persons) the management of which is, directly or indirectly, controlled by, or of which an aggregate of fifty percent (50%) or more of the outstanding voting securities is, at the time, owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person.

“VWAP” means, for or as of any date for the Common Stock, the following:

(i) the Dollar volume-weighted average price of the Common Stock on the Principal Trading Market during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average); or,

(ii) if Bloomberg does not report such a price, the Dollar volume-weighted average price of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg; or

(iii) if no Dollar volume-weighted average price is reported for the Common Stock by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such the Common Stock on such date as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC); or

(iv) if the VWAP cannot be calculated for the Common Stock on such date on any of the foregoing bases, the VWAP of the Common Stock on such date shall be the fair market value as mutually determined by the Company and the Investors.